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                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 1997 appearing on page F-2 of the ICO, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 1997. We also consent to the reference to us under the heading of "Experts" in such registration statement.





PRICE WATERHOUSE LLP
Houston, Texas

May 21, 1998